Exhibit 5

ZURICH
GENEVA
ZUG
LAUSANNE
LONDON
MADRID

To:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug

Switzerland

Zurich, August 11, 2014	Dr Ansgar Schott | Partner
aschott@froriep.ch

Auris Medical Holding AG – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Swiss counsel to Auris Medical Holding AG (the “Company”) in connection with the filing of a registration statement on Form S-8 dated August 11, 2014, (the “S-8 Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) 354,750 common shares of CHF 0.40 par value each of the Company (the “Shares”), and any additional shares that become issuable under the Auris Medical Holding AG (f/k/a Auris Medical AG) Stock Option Plan A, as amended (“Plan A”) or the Auris Medical Holding AG (f/k/a Auris Medical AG) Stock Option Plan C (“Plan C”) by reason of any share dividend, share split or other similar transaction. As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

FRORIEP |	Attorneys at law	|	Bellerivestrasse 201 |	P.O. Box 385 |	8034
Zurich |	T +41 44 386 60 00	|	froriep.com

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

(i)	a pdf copy of the S-8 Registration Statement;

(ii)	a pdf copy of each of (A) a registration statement on Form F-1 filed on June 27, 2014 (Registration No. 333-197105), including the prospectus set forth therein (the “First Registration Statement”), (B) the amendment No. 1 to the First Registration Statement filed on July 21, 2014 (the “Amendment No. 1”), and (C) the amendment No. 2 to the First Registration Statement filed on August 5, 2014 (the “Amendment No. 2”, and the First Registration Statement, as amended by the Amendment No. 1 and the Amendment No. 2, the “Registration Statement”) for the purpose of registering under the Securities Act 9,400,000 common shares of CHF 0.40 par value each of the Company and any additional shares with a nominal value of CHF 0.40 sold or, if and to the extent such option is exercised, to be sold to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters;

(iii)	a pdf copy of the original certified articles of incorporation of the Company in their version of August 7, 2014 (the “Articles”);

(iv)	a pdf copy of the original of the internal regulations (Organisationsreglement) of the Company in their version of July 4, 2014 (the “Organizational Regulations”);

(v)	the original of a certified excerpt from the daily registry of the Commercial Register of the Canton of Zug dated August 8, 2014 relating to the Company (the “Excerpt”);

(vi)	a pdf copy of the notarized shareholders resolution passed at the extraordinary general meeting of shareholders of the Company held on July 14, 2014 regarding, among others, (a) the authorization (the “Authorization”) granted to the board of directors to increase the share capital up to CHF 3,760,000 divided into 9,400,000 shares of a nominal value of CHF 0.40 each and (b) the adoption of the Articles subject to the condition that the Authorization is exercised by the board of directors of the Company (the “Shareholders Resolution”);

(vii)	a pdf of the resolution of the Company’s pricing committee dated August 5, 2014, 2014 approving the pricing terms and conditions (the “Pricing Committee Resolution”);

(viii)	a pdf copy of a circular resolution of the Company’s board of directors dated June 26, 2014 approving, among others, the execution of the underwriting agreement, such underwriting agreement to reflect the pricing terms and conditions as approved by the pricing committee, the listing of the shares of the Company on the NASDAQ, the offering and sale of the Shares as contemplated in the underwriting agreement (the “Listing Board Resolution”);

(ix)	a pdf copy of the report of the board of directors of the Company regarding the increase of the Company’s share capital by the amount of CHF 3,760,000 divided into 9,400,000 shares of a nominal value of CHF 0.40 each (the “Capital Increase”) (Kapitalerhöhungsbericht), dated August 7, 2014 (the “Board Report”);

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(x)	a pdf copy of the notarized resolutions of the board of directors of the Company regarding the execution of the Capital Increase based on the Authorization and the relevant adoption of the amended Company’s Articles (Feststellungsbeschluss) as well as the statement on the execution of the Capital Increase and the entry into force of the generally revised Company’s Articles, dated August 7, 2014 (the “Capital Increase Board Resolution” and together with the Listing Board Resolution, the “Board Resolutions”);

(xi)	a pdf copy of certain declarations of the Company vis-à-vis the Commercial Register of the Canton of Zug (Lex Friedrich- und Stampa-Erklärungen), dated August 7, 2014 (the “Declarations”);

(xii)	a pdf copy of the capital payment confirmation from UBS AG (Kapitaleinzahlungsbestätigung) regarding the transfer of CHF 3,760,000, to a blocked bank account, dated August 7, 2014 (the “Bank Confirmation”);

(xiii)	pdf copies of the subscription forms (Zeichnungsscheine), each dated August 6, 2014, July 25, 2014, July 23, 2014 and July 18, 2014, respectively, and signed on behalf of the relevant underwriter (the “Subscription Forms”);

(xiv)	a pdf copy of the audit confirmation by Deloitte AG on the Board Report (Prüfungsbestätigung), dated August 7, 2014 (the “Audit Confirmation”); and

(xv)	a pdf copy of the Company’s uncertificated securities book dated August 8, 2014 (Wertrechtebuch) confirming the creation of 28,241,275 uncertificated securities of the Company (the “Securities Book”).

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the S-8 Registration Statement (and the Registration Statement, respectively, incorporated by reference in the S-8 Registration Statement), unless otherwise defined herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Assumptions

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

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b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

c)	the Shareholders Resolution, the Board Resolution and the Pricing Committee Resolution have been duly resolved in meetings duly convened and have not been rescinded or amended and are in full force and effect;

d)	the Board Report, the Declarations and the Audit Confirmation have not been rescinded or amended and are in full force and effect, and the Bank Confirmation is correct as of the date hereof;

e)	the S-8 Registration Statement, the First Registration Statement, the Amendment No. 1 and the Amendment No. 2 have been duly filed by the Company;

f)	the Articles, the Organizational Regulations, the Excerpt and the Securities Book are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations, the Excerpt or the Securities Book as of the date hereof;

g)	with regard to the Excerpt, a corresponding registration will be made in the main registry of the Commercial Register of the Canton of Zug relating to the Company, and the entering into force of the Company’s Articles and the Capital Increase will be published in the Swiss Official Gazette of Commerce;

h)	each Subscription Form is within the capacity and power of, and has been validly authorized and executed by and is binding on the relevant Underwriter; and

i)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares have been validly issued, fully paid-in (up to their nominal amount) and are non-assessable.

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4.	Qualifications

The above opinions are subject to the following qualifications:

a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

c)	Notwithstanding the registration of the share capital with the Commercial Register of the Canton of Zug, the Shareholders Resolution underlying such share capital may be challenged by a dissenting shareholder in court within two months after the Shareholders Resolution. Should the court decide in the favor of the claimant, the court may annul the relevant resolution of the general meeting of the shareholders. As a consequence, any amendment made to the articles of incorporation of the company based on such a resolution may be void.

d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the Shares.

e)	When used in this opinion, the term “validly issued” means that the issuance of the Shares is valid between the Company and the participants in Plan A and Plan C.

f)	We express no opinion as to the accuracy or completeness of the information contained in the S-8 Registration Statement or the Registration Statement (or any document incorporated by reference in the S-8 Registration Statement).

g)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

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We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement and to the references to us under the heading “Legal Matters” contained in the S-8 Registration Statement (and the Registration Statement, respectively, incorporated by reference in the S-8 Registration Statement). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

FRORIEP

/s/ Dr Ansgar Schott
Dr Ansgar Schott

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